UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) February 17, 2012


                          PSYCHIC FRIENDS NETWORK INC.
             (Exact name of registrant as specified in its charter)

          Nevada                     001-33968                       N/A
(State or other jurisdiction        (Commission                 (IRS Employer
     of incorporation)              File Number)             Identification No.)

No. 8, Lane 15, Gang Yang, Xin CunHuicheng, Xin Hui,
              Jiang Men City, China
     (Address of principal executive offices)                     (Zip Code)


       Registrant's telephone number, including area code +7-3952-20-82-56

                                Web Wizard, Inc.
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS

ITEM 7.01 REGULATION FD DISCLOSURE

On February 17, 2012, Web Wizard, Inc., (the "Company", "we", "us") filed Articles of Merger with the Nevada Secretary of State to change the name of the Company to "Psychic Friends Network Inc.", to be effected by way of a merger with its wholly-owned subsidiary Psychic Friends Network Inc., which was created solely for the name change.

Also on February 17, 2012, the Company filed a Certificate of Change with the Nevada Secretary of State to give effect to a forward split of the Company's authorized and issued and outstanding shares of common stock on a 10 new for one
(1) old basis and, consequently, the Company's authorized capital increased from 75,000,000 to 750,000,000 shares of common stock and the Company's issued and outstanding shares of common stock increased from 8,225,000 to 82,250,000 shares of common stock, all with a par value of $0.001.

These amendments became effective on February 24, 2012 upon approval from the Financial Industry Regulatory Authority ("FINRA").

The forward split and name change became effective with the Over-the-Counter Bulletin Board at the opening of trading on February 24, 2012 under the symbol "WWZDD". The "D" will be placed on our ticker symbol for 20 business days. A new symbol will be issued by FINRA after 30 business days to reflect the Company's new name. We will announce the new symbol provided by FINRA by filing a Current Report on Form 8-K. Our new CUSIP number is 74442L104.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

3.1   Articles of Merger

3.2   Certificate of Change

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PSYCHIC FRIENDS NETWORK INC.


/s/ Ya Tang Chao
------------------------------
Ya Tang Chao
President and Director

Date: February 24, 2012

                                       2